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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 15, 1999 included in the Form 10-K of MRV Communications, Inc. for the year ended December 31, 1998 into (i) the Registration Statement on Form S-8 of MRV Communications, Inc. (File No. 33-96458); (ii) the Registration Statement on Form S-3 of MRV Communications, Inc. (File No. 333-17537); and (iii) the Registration Statement on Form S-3 of MRV Communications, Inc. (File No. 333-64017). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                                   /s/ ARTHUR ANDERSEN LLP

                                                   ARTHUR ANDERSEN LLP



Los Angeles, California
March 30, 1999.
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